                                                                EXHIBIT 3.14


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                TURN-MATIC, INC.

                               TABLE OF CONTENTS

1. Offices ...........................................................         1
   1.1       Principal Office ........................................         1
   1.2       Other Offices ...........................................         1

2. Seal and Fiscal Year ..............................................         1
   2.1       Seal ....................................................         1
   2.2       Fiscal Year .............................................         1

3. Capital Stock .....................................................         1
   3.1       Issuance of Shares ......................................         1
   3.2       Certificates for Shares .................................         1
   3.3       Transfer of Shares ......................................         2
   3.4       Registered Shareholders .................................         2
   3.5       Lost or Destroyed Certificates ..........................         2
   3.6       Lien ....................................................         2

4. Shareholders and Meetings of Shareholders .........................         3
   4.1       Annual Meeting ..........................................         3
   4.2       Special Meetings ........................................         3
   4.3       Time and Place of Meetings ..............................         3
   4.4       Attendance Via Telephone Conference Call ................         3
   4.5       Record Dates ............................................         3
   4.6       List of Shareholders ....................................         4
   4.7       Quorum ..................................................         4
   4.8       Proxies .................................................         5
   4.9       Inspectors of Election ..................................         5
   4.10      Voting ..................................................         5
   4.11      Shareholders' Action Without a Meeting ..................         6

5. Board of Directors ................................................         6
   5.1       Scope of Authority ......................................         6
   5.2       Number ..................................................         6
   5.3       Qualifications of Directors .............................         7


    5.4     Election, Resignation, and Removal ........................        7
    5.5     Vacancies .................................................        7
    5.6     Annual Meeting ............................................        7
    5.7     Regular Meetings ..........................................        7
    5.8     Special Meetings ..........................................        7
    5.9     Attendance Via Telephone Conference Call ..................        7
    5.10    Quorum ....................................................        8
    5.11    Directors' Action Without a Meeting .......................        8
    5.12    Executive and Other Committees ............................        8
    5.13    Dissents ..................................................        9
    5.14    Compensation ..............................................        9


6.  Notices; Waivers of Notice ........................................        9
    6.1     Manner of Giving Notice ...................................        9
    6.2     Time for Giving Notice ....................................        9
    6.3     Waiver of Notice ..........................................       10

7.  Officers ..........................................................       11
    7.1     Number ....................................................       11
    7.2     Term of Office, Resignation, and Removal ..................       11
    7.3     Vacancies .................................................       11
    7.4     Authority .................................................       11

8.  Duties of Officers ................................................       11
    8.1     Chairperson of the Board ..................................       11
    8.2     President .................................................       11
    8.3     Vice Presidents ...........................................       12
    8.4     Secretary .................................................       12
    8.5     Treasurer .................................................       12
    8.6     Assistant Secretaries and Treasurers ......................       12

9.  Execution of Contracts and Instruments ............................       13
    9.1     Checks and Drafts .........................................       13
    9.2     Contracts and Instruments .................................       13

10. Books and Records .................................................       13
    10.1    Maintenance of Books and Records ..........................       13
    10.2    Reliance on Books and Records .............................       13

11. Indemnification ...................................................       14
   11.1     Nonderivative Actions .....................................       14
   11.2     Derivative Actions ........................................       14
   11.3     Expenses of Successful Defense ............................       15
   11.4     Determination that Indemnification is Proper ..............       15

     11.5   Expense Advance ..................         16
     11.6   Former Directors and Officers ....         16
     11.7   Insurance ........................         16

12.  Governing Rules and Amendments ..........         16
     12.1   Governing Rules ..................         16
     12.2   Amendments .......................         17

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                TURN-MATIC, INC.

1.       Offices.

         1.1 Principal Office. The principal office of the Corporation shall be located in the State of Michigan, where the Board of Directors determines from time to time.

         1.2 Other Offices. The Corporation may also have other offices, inside or outside of Michigan, where the Board of Directors determines from time to time.

2.       Seal and Fiscal Year.

         2.1 Seal. The Board of Directors may adopt, alter or terminate the use of a corporate seal at any time. The form or design of the seal shall be determined periodically by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed, affixed, or reproduced.

         2.2 Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by the Board of Directors.

3.       Capital Stock.

         3.1 Issuance of Shares. The Board of Directors may, subject to its discretion, issue some or all of the shares of stock authorized in the Articles of Incorporation. The amount, time, consideration and other terms and conditions of any issuance of stock shall be determined by the Board of Directors.

         3.2 Certificates for Shares. The shares of stock of the Corporation shall be represented by one or more certificates. A certificate shall state on its face that the Corporation is formed under the laws of the State of Michigan; the name of the person to whom it is issued; the number of shares; and the designation of the class and series, if any. A certificate shall be signed by the Chairperson of the Board, President or a Vice President, and may also be signed by another officer of the Corporation. The signatures may be facsimiles. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she was an

TURN-MATIC, INC.
Amended and Restated Bylaws                                               Page 2

officer at the date of issuance. Certificates may be sealed with the seal of the Corporation or a facsimile.

         3.3 Transfer of Shares. A transfer of shares of the capital stock of the Corporation shall not be effective until recorded on the books and records of the Corporation. The Corporation shall record a transfer of shares only upon the surrender of the certificate or an assignment of the shares separate from the certificate, properly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer or assignment as the Corporation may require.

         3.4 Registered Shareholders. The Corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the Corporation as the owner for all purposes, including the declaration or payment of dividends and other distributions; voting or the approval or consent of shareholders without a vote; and the provision of notice to shareholders. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest, except as expressly required by the laws of the State of Michigan.

         3.5 Lost or Destroyed Certificates. Upon the presentation to the Corporation of an affidavit attesting to the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate to replace the lost, destroyed, or mutilated certificate. The Board of Directors may require, as a condition precedent to the issuance of a new certificate, any or all of the following:

             (a) Presentation of additional evidence or proof of the loss, destruction, or mutilation claimed;

             (b) Advertisement of loss in such manner as the Board of Directors may direct or approve;

             (c) A bond or agreement of indemnity, in such form and amount and with such sureties as the Board of Directors may direct or approve; or

             (d)      The order or approval of a court or judge.

         3.6 Lien. The Corporation shall retain a security interest in all stock of the Corporation subscribed for by a shareholder to secure the payment of the subscription price and the performance of any other obligations under the subscription agreement. To perfect such security interest, the shareholder shall pledge his or her

TURN-MATIC, INC.
Amended and Restated Bylaws                                               Page 3

stock to the Corporation, and shall deliver his or her stock certificate to the Corporation at the time that the stock is issued. The Corporation shall return the certificate when the subscription price has been paid in full and the subscription agreement has been fully performed.

        4.        Shareholders and Meetings of Shareholders.

                  4.1 Annual Meeting. An annual meeting of the shareholders shall be held shortly after the Company's annual accounting for the preceding fiscal year has been completed, at a place, date, and time as the Board of Directors determines. At the meeting, the shareholders shall elect the Board of Directors, and review the financial condition of the Company and the results of operations during the preceding fiscal year, and may take any other action that properly comes before the meeting. If the annual meeting is not held, however, such action may be taken at a special meeting or by the written consent of the shareholders pursuant to Section 4.11 of these Bylaws.

                  4.2 Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairperson of the Board (if such office is filled) or the President, and shall be called by the President or Secretary at the written request of shareholders holding thirty percent of the shares of stock of the Corporation outstanding and entitled to vote. The request shall state the purposes for which the meeting is to be called.

                  4.3 Time and Place of Meetings. The Board of Directors, the Chairperson of the Board (if such office is filled), or the President, shall determine the time and place of all meetings of the shareholders. If the place of a shareholders' meeting has not otherwise been specified, it shall be held at the principal office of the Corporation.

                  4.4 Attendance Via Telephone Conference Call. Shareholders may participate in a shareholders' meeting by means of conference telephone or similar communication equipment, provided that all persons participating in the meeting can communicate with each other, all participants in the meeting are advised of the use of such equipment, and the names of all participants in the meeting are disclosed to all participants. Participation in a meeting pursuant to this section shall constitute presence in person at a shareholders' meeting.

                  4.5 Record Dates. The Board of Directors may fix a record date for the purpose of determining shareholders entitled to a distribution. The Board of Directors, the Chairperson of the Board (if such office is filled), or the President may specify in advance a record date for any other corporate purpose, including determining

TURN-MATIC, INC.
Amended and Restated Bylaws                                               Page 4

shareholders entitled to notice of and to vote at a meeting of shareholders, and to express consent or dissent with regard to proposed corporate action to be taken without a meeting. If a record date is not fixed as provided above, the record date shall be the date the Board authorizes the distribution (except in the case of a distribution involving a purchase, redemption or acquisition of the Corporation's shares) or other corporate action.

                           The record date shall not precede the date on which
the resolution fixing the record date is adopted by the Board, the Chairperson of the Board or the President. Furthermore, the record date shall not be:

                           (a) For the purpose of determining shareholders
entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, more than 60 nor less than 10 days before the date of the meeting;

                           (b) For the purpose of determining shareholders
entitled to express consent to or to dissent from a proposal without a meeting, more than 10 days after the resolution; and

                           (c) For the  purpose of determining shareholders
entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, more than 60 days before the payment of the share dividend or distribution, or the allotment of a right or other action.

                           Only  shareholders of record on the record date shall
be entitled to notice of and to vote at a meeting, to express consent or dissent with regard to proposed corporate action to be taken without a meeting, to receive a dividend or distribution, or an allotment of rights, or to participate in any other action, notwithstanding any transfer of stock after the record date. Nothing in this Bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

                  4.6 List of Shareholders. The Secretary of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting. The list shall be arranged alphabetically within each class and series, with the address of and the number of shares of stock held by each shareholder. The list shall be produced at the meeting, and shall be subject to inspection by any shareholder during the entire meeting. The list shall be prima facie evidence as to the shareholders entitled to examine the list or vote at the meeting.

                  4.7 Quorum. Unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws or the laws of the State of Michigan, shareholders

TURN-MATIC, INC.
Amended and Restated Bylaws                                               Page 5

present at a meeting in person or by proxy who hold a majority of the outstanding shares of stock of the Corporation entitled to vote at the meeting, shall constitute a quorum. The shareholders present at a meeting in person or by proxy may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for the transaction of such item of business.

                  4.8 Proxies. A shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to proposed action to be taken without a meeting, may authorize another person to act for him or her by proxy. A proxy shall be signed by the shareholder or his or her authorized agent or representative, and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy may be revocable or irrevocable, subject to the laws of the State of Michigan.

                  4.9 Inspectors of Election. In advance of a shareholders' meeting, the Board of Directors may appoint one or more inspectors to act at the meeting or any adjournment. If inspectors are not appointed, the person presiding at the shareholders' meeting may, and on request of a shareholder entitled to vote shall, appoint one or more inspectors. In case an appointed person fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting, by the person presiding.



                      If appointed, the inspectors shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies; shall receive votes, ballots, or consents; shall hear and determine challenges and questions arising in connection with the right to vote; shall count and tabulate votes, ballots, or consents, and determine the result;
and shall do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote, the inspectors shall make and execute a written report to the person presiding at the meeting of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

                  4.10 Voting. Each outstanding share of stock is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation of the Corporation. Votes shall be cast orally, unless the holders of a majority of the shares present and entitled to vote shall determine that the vote shall be

TURN-MATIC, INC.
Amended and Restated Bylaws                                              Page 6

in writing. Action other than the election of directors shall be authorized by votes representing a majority of the outstanding shares of stock of the Corporation, unless a greater amount is required by the Articles of Incorporation or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

                  4.11 Shareholders' Action Without a Meeting. To the extent permitted by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if written consents setting forth the action taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The written consents shall bear the date of signature of each shareholder who signs it.

                       No written consent shall be effective, however, unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation's registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                       Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

        5.        Board of Directors.

                  5.1 Scope of Authority. The business and affairs of the Corporation shall be managed by a Board of Directors. The Board of Directors may exercise all powers of the Corporation, and take any action in the name or on behalf of the Corporation, not prohibited or reserved to the shareholders by statute, the Articles of Incorporation or these Bylaws.

                  5.2 Number. The Board of Directors shall consist of at least one and not more than four directors. Any change in the number of directors shall be determined by resolution of the shareholders at the annual meeting or a special meeting

TURN-MATIC, INC.
Amended and Restated Bylaws                                              Page 7

called for the purpose of electing directors. Absent a resolution changing the number, the number of directors shall remain the same.

                  5.3 Qualifications of Directors. Directors need not be residents of Michigan or shareholders of the Corporation.

                  5.4 Election, Resignation, and Removal. Directors shall be elected at each annual meeting of the shareholders. Each director shall hold office until the election of a qualified successor, or until his or her resignation or removal. A director may resign by written notice to the Corporation. A resignation shall be effective upon its receipt by the Corporation, or upon a subsequent time specified in the notice of resignation. A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors. To the extent that the Articles of Incorporation provide for cumulative voting, however, if less than the entire Board is to be removed, no one director may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.

                  5.5 Vacancies. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors, or otherwise may be filled by the shareholders or by the vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors.

                  5.6 Annual Meeting. The Board of Directors shall meet each year, within three business days after the annual meeting of the shareholders, at the same place as the meeting of the shareholders or at such other place as the Board of Directors may determine. At the meeting, the Board of Directors shall elect officers and shall consider any other business that is properly brought before the meeting.


                  5.7 Regular Meetings. The Board of Directors may hold regular meetings at times and places that a majority of the directors determine.

                  5.8 Special Meetings. A special meeting of the Board of Directors shall be called by the Chairman or the President upon the written request of a majority of the directors. The request shall state the purposes for which the meeting is to be called.

                  5.9 Attendance Via Telephone Conference Call. A director, or a member of a committee appointed by the Board of Directors, may participate in a meeting by means of conference telephone or similar communication equipment, provided that all persons participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

TURN-MATIC, INC.
Amended and Restated Bylaws                                              Page 8


                  5.10 Quorum. A majority of the members of the Board of Directors or of a committee shall constitute a quorum for the transaction of business unless otherwise provided in the Articles of Incorporation or, in the case of a committee, in the resolution of the Board of Directors establishing the committee. The vote of a majority of the members of the Board of Directors or a committee shall constitute the act of the Board or the committee, unless a greater vote is required by the laws of the State of Michigan, the Articles of Incorporation, these Bylaws or the Board resolution establishing the committee.

                  5.11 Directors' Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or a committee of directors may be taken without a meeting, without prior notice and without a vote if all of the directors or committee members entitled to vote consent to such action in writing. The written consent shall be filed in the corporate minute book, and shall have the same effect for all purposes as a vote of the Board or committee, as the case may be.

                  5.12 Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint one or more members of the Board as an executive committee to exercise some or all of the power and authority of the Board of Directors, provided, however, that such committee shall not have power or authority to:

                       (a) Amend the Articles of Incorporation;

                       (b) Adopt an agreement of merger or consolidation;

                       (c) Recommend to shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets;

                       (d) Recommend to shareholders a dissolution of the Corporation or revocation of a dissolution;

                       (e) Amend these Bylaws;

                       (f) Fill vacancies in the Board of Directors;

                       (g) Establish the compensation of the directors for serving on the Board of Directors or on a committee; or

TURN-MATIC, INC.
Amended and Restated Bylaws                                              Page 9


                       (h) Unless expressly authorized by the Board of Directors, declare a distribution, dividend or authorize the issuance of stock.

                       The resolution passed by the Board of Directors establishing such a committee shall specify the duties and obligations of the committee. Committee members shall serve at the pleasure of the Board. The Board of Directors may terminate, or modify the duties, obligations or membership of, any committee at any time. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting.

                  5.13 Dissents. A director who is present at a meeting of the Board of Directors, or a committee of which he or she is a member, at which corporate action is taken is presumed to have concurred in that action, unless his or her dissent is entered in the minutes of the meeting or he or she files a written dissent to the action with the person acting as secretary of the meeting before the adjournment of the meeting, or he or she forwards such dissent by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board of Directors or a committee of which he or she is a member at which any such action is taken is presumed to have concurred in the action unless he or she files a written dissent with the Secretary of the Corporation within 10 days after he or she has knowledge of the action.

                  5.14 Compensation. The Board of Directors, by affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors.

               6. Notices; Waivers of Notice.

                  6.1 Manner of Giving Notice. All notices of meetings required to be given to a shareholder, director or member of any committee of directors shall be in writing, and shall be given by personal delivery, U.S. mail, private mail or courier service or telegram, addressed to the shareholder, director or committee member at his or her last known address as indicated on the books of the Corporation. Such notice shall be deemed to be given when the notice is personally served, mailed or otherwise dispatched. The notice shall state the date, time, place and purpose or purposes of the meeting. The Corporation shall bear the expense of all notices.

                  6.2 Time for Giving Notice. Except as otherwise provided by statute, notice of a meeting shall be given as follows:

TURN-MATIC, INC.
Amended and Restated Bylaws                                            Page 10


                       (a) Shareholder Meetings. For meetings of shareholders, notice shall be given not less than 10 nor more than 60 days before the date of the meeting, to each shareholder of record entitled to vote at the meeting. No notice need be given of an adjourned meeting, provided the time and place to which such meeting is adjourned are announced at the original meeting, and only such business is transacted at the adjourned meeting as might have been transacted at the original meeting. However, if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

                       (b) Board of Directors and Committee Meetings. No notice shall be required for annual or regular meetings of the Board of Directors, or of a committee appointed by the Board of Directors, or for adjourned meetings, whether regular or special, provided that the business conducted at the adjourned meeting is limited to that which could have been conducted at the original meeting. For special meetings, four days' notice shall be given.

                  6.3 Waiver of Notice. Notice of a meeting may be waived by personal delivery, U.S. mail, private mail or courier service, facsimile, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at a meeting (including attendance by proxy in the case of a shareholders' meeting) shall result in the following:

                       (a) In the case of a shareholders' meeting, waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

                       (b) In the case of a shareholders' meeting, waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of meeting, unless the shareholder objects to considering the matter when it is presented; and

                       (c) In the case of a meeting of the Board of Directors, waiver of any required notice of the meeting, unless he or she at the beginning at the meeting, or upon his or her arrival, objects to the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

TURN-MATIC, INC.
Amended and Restated Bylaws                                              Page 11

               7. Officers.

                  7.1 Number. The Board of Directors shall elect or appoint a President, Secretary, and Treasurer, and may elect or appoint a Chairperson of the Board, and one or more Vice Presidents, Assistant Secretaries, and/or Assistant Treasurers. Any of these offices may be held by the same person, but no officer may execute, acknowledge, or verify an instrument in more than one capacity.

                  7.2 Term of Office, Resignation, and Removal. An officer shall hold office for the term for which he or she is elected or appointed, or until the election or appointment of a successor, or until his or her resignation or removal. An officer may resign by written notice to the Corporation. The resignation shall be effective upon its receipt by the Corporation or upon a subsequent time specified in the notice of resignation. Subject to any contractual rights to the contrary, an officer shall serve at the will of the Board of Directors, and may be removed by the Board of Directors at any time with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not, of itself, create contract rights.

                  7.3 Vacancies. The Board of Directors may fill any vacancy in any office occurring for any reason.

                  7.4 Authority. All officers, employees, and agents of the Corporation shall have such authority and shall perform such duties in the conduct and management of the business and affairs of the Corporation as the Board of Directors and these Bylaws designate.

               8. Duties of Officers.

                  8.1 Chairperson of the Board. The Chairperson of the Board, if such office is filled, shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders or Board of Directors at which he or she is present. He or she shall serve as an ex officio member of any committee appointed by the Board of Directors. The Chairperson shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the Corporation.

                  8.2 President. If the office of Chairperson of the Board is filled, the President shall be the chief operating officer of the Corporation and shall have the

TURN-MATIC, INC.
Amended and Restated Bylaws                                             Page 12

general powers of supervision and management over the day-to-day operations of the Corporation. In the absence or disability of the Chairperson of the Board, or if that office has not been filled, he or she shall also perform the duties and execute the powers of the Chairperson of the Board.

                  8.3 Vice Presidents. The Vice Presidents, in order of seniority, shall, in the absence or disability of the President, perform his or her duties and exercise his or her powers, and shall also perform such other duties as the Board of Directors or the President may from time to time designate.

                  8.4 Secretary. The Secretary shall attend all meetings of the Board of Directors and shareholders, and shall record all votes and minutes of all proceedings in the corporate minute book. He or she shall give, or cause to be given, notice of all meetings to the extent required under the Bylaws or Michigan law. The Secretary shall keep in safe custody the seal of the Corporation, if one is adopted by the Board of Directors, and when authorized by the Board of Directors, may affix the seal to any instrument requiring it. When so affixed, the instrument may be attested by the Secretary, the Treasurer or an Assistant Secretary. The Secretary may delegate any of his or her duties, powers or authority to one or more Assistant Secretaries, unless such delegation is disapproved by the Board of Directors.

                  8.5 Treasurer. The Treasurer shall have the custody of the corporate funds and securities. The Treasurer shall keep full and accurate accounts of receipts and disbursements in the books of the Corporation. The Treasurer shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as the Board of Directors may designate. He or she shall render to the President and the Board of Directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may delegate any of his or her duties, powers or authority to one or more Assistant Treasurers unless such delegation is disapproved by the Board of Directors.

                  8.6 Assistant Secretaries and Treasurers. The Assistant Secretaries, in the order of their seniority, shall perform the duties and exercise the power and authority of the Secretary in case of his or her absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the power and authority of the Treasurer in case of his or her absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform any duties delegated to them by the Secretary and Treasurer, respectively, or assigned to them by the Board of Directors.

TURN-MATIC, INC.
Amended and Restated Bylaws                                              Page 13

               9. Execution of Contracts and Instruments.

                  9.1 Checks and Drafts. All checks, drafts, notes, bills of exchange, and orders for the payment of money of the Corporation shall be signed by one or more officers or other persons periodically designated by the Board of Directors.

                  9.2 Contracts and Instruments. The Board of Directors may at any time designate one or more officers or agents to execute any contract, instrument or document on behalf of the Corporation. When the execution of a contract, instrument or document has been authorized but no officer or agent has been specified to execute it, the Chairperson of the Board, President, Vice President, Secretary or Treasurer may execute the instrument or document on behalf of the Corporation.

               10. Books and Records.

                   10.1 Maintenance of Books and Records. The officers and agents of the Corporation shall keep and maintain books, records, and accounts of the Corporation's business and affairs, minutes of the proceedings of its shareholders, Board of Directors, and committees, if any, stock ledgers and lists of shareholders, and any other books or records specified by the Board of Directors or required by law. Books, records and minutes may be kept inside or outside the State of Michigan, in a place periodically designated by the Board of Directors.

                   10.2 Reliance on Books and Records. Except as otherwise provided below, in discharging his or her duties, a director or officer of the Corporation may rely upon information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by any of the following:

                        (a) One or more directors, officers or employees of the Corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

                        (b) Legal counsel, public accountants, engineers or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; and

                        (c) A committee of the Board of Directors of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

TURN-MATIC, INC.
Amended and Restated Bylaws                                            Page 14

                   A director or officer is not entitled to rely on such information if he or she has knowledge concerning the matter in question that makes reliance that would otherwise be permitted unwarranted under the circumstances.

               11. Indemnification.

                   11.1 Nonderivative Actions. Subject to all of the other provisions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding ("Legal Action"), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not. This indemnity shall cover expenses (including attorney fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such Legal Action. To be entitled to indemnification, he or she must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. In addition, with respect to any criminal action or proceeding, he or she must have had no reasonable cause to believe his or her conduct was unlawful. The termination of any Legal Action by judgment, order, settlement, conviction, or by a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, or, with respect to any criminal Legal Action, had reasonable cause to believe that his or her conduct was unlawful.

                   11.2 Derivative Actions. Subject to all of the other provisions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation ("Derivative Action") to procure a judgment in its favor, by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not. This indemnity shall cover expenses (including attorney fees), and amounts paid in settlement actually and reasonably incurred by him or her in connection with the Derivative Action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. No person shall be entitled to indemnification for a claim, issue or matter in which he or she has been found liable to the Corporation, unless and to the

TURN-MATIC, INC.
Amended and Restated Bylaws                                            Page 15

extent that the court in which such action or suit was brought determines, upon application, that despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity with respect to reasonable expenses incurred.

                  11.3 Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 11.1 or 11.2 of these Bylaws, or in defense of any claim, issue, or matter contained in such action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by him or her in connection with such defense.

                  11.4 Determination that Indemnification is Proper. An indemnification under Section 11.1 or 11.2 of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 11.1 or 11.2, whichever applies, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. Such determination shall be made in any of the following ways:

                        (a) By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to such action, suit, or proceeding;

                        (b) If such quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors and consisting solely of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                        (c) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

                            (i) By the Board of Directors in the manner
prescribed in Subsection 11.4(a); or

                            (ii) If a quorum of the Board of Directors cannot be
obtained under Subsection 11.4(a), and a committee cannot be designated under Subsection 11.4(b), by the full Board of Directors;

TURN-MATIC, INC.
Amended and Restated Bylaws                                            Page 16


                        (d) By all independent directors (within the meaning of Section 107(3) of the Michigan Business Corporation Act), if any, who are not parties and are not threatened to be made parties to the action, suit or proceeding; or

                        (e) By the shareholders, but shares of stock held by directors, officers, employees or agents who are parties or are threatened to be made parties to the action, suit or proceeding may not be voted.

                  11.5 Expense Advance. The Corporation may pay or reimburse the reasonable expenses incurred by a director or officer who is a party or is threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if all of the following apply:

                        (a) The person furnishes the Corporation with a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct for indemnification set forth in Section 11.1 or
11.2 of these Bylaws;

                        (b) The person furnishes the Corporation with a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct for indemnification set forth in Section 11.1 or 11.2 of these Bylaws; and

                        (c) A determination is made in the same manner prescribed under Section 11.4 of these Bylaws that the facts then known to those making the determination would not preclude indemnification under this Article.

                  11.6 Former Directors and Officers. The indemnification provided in this Article continues as to a person who ceases to be a director or officer, and shall inure to the benefit of the heirs, personal representatives, executors, and administrators of such person.

                  11.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under these Bylaws or the laws of the State of Michigan.

TURN-MATIC, INC.
Amended and Restated Bylaws                                             Page 17

               12. Governing Rules and Amendments.

                   12.1 Governing Rules. These Bylaws shall govern the internal affairs of the Corporation to the extent they are consistent with Michigan Law and the Articles of Incorporation. Nothing contained in the Bylaws, however, shall prevent the imposition by contract of greater voting, notice, or other requirements than those set forth in these Bylaws.

                  12.2 Amendments. These Bylaws may be amended or repealed, or new Bylaws may be adopted, by action of either the shareholders or the board of Directors. Any Bylaw Adopted or amended by the Board of Directors concerning the qualifications, term of office, compensation or other rights or duties of any director shall not take effect, however, until the expiration of the term of office of the Board of Directors then in office. The shareholders may from time to time specify particular provisions of the Bylaws which may not be altered or repealed by the Board of Directors.

        ADOPTED BY ACTION OF THE SHAREHOLDERS OF TURN-MATIC, INC. ON MAY
1, 1997.


                                                  /s/ Raymond B. Dorris
                                                  ----------------------------
                                                  Raymond B. Dorris, Sr.
                                                  President